Exhibit 3.3

FIFTH AMENDED AND RESTATED BY-LAWS

OF

DOCUMENT SECURITY SYSTEMS, INC.

(A New York Corporation)

ARTICLE 1 - CORPORATE OFFICES

(1.1) Location. The principal office of the Corporation shall be located at:

200 Canal View Boulevard Suite 300

Rochester, New York 14623

(1.2) Change of Location. The Board of Directors (the “Board”) of Document Security Systems, Inc. (the “Corporation”) may relocate the principal office of the Corporation, to a location within or without the state of incorporation, as the Board may designate, by resolution adopted by the affirmative vote of a majority of the entire Board. As used in these Fifth Amended and Restated By-Laws of the Corporation (the “By-Laws”), the term “entire Board” means the total authorized number of directors which the Corporation would have if there were no vacancies.

(1.3) Other Offices. In addition to its principal office, the Corporation may establish and maintain such other offices, either within or without the state of incorporation, as the Board may designate, by resolution adopted by the affirmative vote of a majority of the entire Board.

ARTICLE 2 – BOARD OF DIRECTORS

(2.1) Number. The number of directors of the Corporation shall be fixed from time to time by action of the shareholders or by resolution adopted by the affirmative vote of a majority of the entire Board; provided that such number of directors shall not be less than three nor more than eleven, unless and until otherwise determined by vote of a majority of the entire Board; and provided further that no decrease in the number of directors shall shorten the term of any incumbent director.

(2.2) Election of Directors.

(a) Except as may otherwise be provided herein or in the Corporation’s Certificate of Incorporation, as amended (such Certificate of Incorporation, and any amendments thereof, hereinafter collectively referred to as the “Certificate”), the members of the Board, who need not be shareholders of the Corporation, shall each be elected by receiving a majority of the votes cast by the holders of shares of such class entitled to vote generally in the election of directors at each succeeding annual meeting of the shareholders of the Corporation (a “Majority Vote”); provided, however, that in the event of a “Contested Election,” directors shall be elected by a plurality vote. For this purpose, a “Contested Election” means an election in which nominees for election are to be voted on who have not been recommended for election by the Board or the Nominating and Corporate Governance Committee thereof or as to which the number of nominees for election at the meeting exceeds the number of directors to be elected at such meeting.

(b) The Board shall only nominate for election or re-election to the Board and shall only fill director vacancies and elect persons to new directorships candidates who agree to tender, before they are nominated for election or re-election as directors, irrevocable resignations that will be effective upon (i) the failure to receive a Majority Vote at the next meeting at which they stand for election or re-election (unless there is a Contested Election at such meeting) and (ii) the Board’s acceptance of such resignation. If a director nominee fails to receive the required vote for election or re-election, the Nominating and Corporate Governance Committee of the Board will act on an expedited basis to recommend whether the Board should accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. Pending such final determination by the Board as to whether to accept such resignation, the director shall have no right to participate in such determination except and solely to the extent (if any) specifically required by the Board or the Nominating and Corporate Governance Committee thereof (as applicable).

(2.3) Term of Office. A director shall hold office until the next year’s annual meeting and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(2.4) Duties and Powers. The Board shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Certificate or by statute expressly conferred upon or reserved to the shareholders.

(2.5) Qualification. No person shall serve as a director unless such person is at least twenty-one years of age.

(2.6) Notices. Upon taking office, each director shall file with the Secretary a written designation of the address that the director desires to be used for the purpose of giving notices to him. Until the director shall have effectively done so, he shall be deemed to have designated either the principal office of the Corporation or any other address that the sender of the notice could reasonably believe to be an appropriate address. Any designated address may be re-designated by similar filing with the Secretary. The Secretary shall give each of the other directors prompt notice of every designation or re-designation filed. The designation or re-designation shall be effective three business days after the Secretary’s action or upon earlier receipt. Any notice to a director shall be valid if sent to either (a) the director’s designated address or (b) any other address used in good faith unless it be shown that prejudice resulted from use of such other address. All notices must be in writing. Any notice may be delivered by hand or sent by telecommunications device, by e-mail, by regular mail, by overnight courier, or by similar means.

(2.7) Resignation. A director may resign at any time by giving notice to each of the other directors or to the Corporation. Unless otherwise specified, the notice shall be effective immediately and acceptance shall not be necessary to make it effective. A director need not assign cause for resigning.

(2.8) Newly Created Directorships; Vacancies. Newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other reason may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the full term of the departed director and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(2.9) Removal. (i) Any director, or the entire Board, may be removed by the shareholders from office at any time prior to the expiration of his or their respective terms of office, but only for cause, and only by the affirmative vote of the holders of record of outstanding shares representing a majority of the voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, and (ii) any director may be removed from office by the affirmative vote of a majority of the entire Board, at any time prior to the expiration of his term of office, but only for cause.

(2.10) Rights of Preferred Shareholders. Notwithstanding any other provision of this Section 2, and except as otherwise required by law, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of Preferred Stock.

ARTICLE 3 –BOARD MEETINGS; PROCEDURES; COMPENSATION; COMMITTEES

(3.1) Regular Meetings. A regular meeting of the Board shall be held immediately after the annual meeting of shareholders. The Board may provide for other regular meetings. Notice need not be given of any regular meeting.

(3.2) Special Meetings. The Chairman, the lead independent director or the Chief Executive Officer, or any two directors together, may call a special meeting. The special meeting notice does not have to specify the business to be transacted. Special meetings of the Board shall be held upon notice to the directors not less than twenty-four (24) hours before the meeting.

(3.3) Adjourned Meetings. Whether or not a quorum is present, a majority of the directors present may adjourn any meeting to such time and place as they shall decide. Notice of any adjourned meeting need not be given at any adjourned meeting, whether adjourned once or more, and any business may be transacted that might have been transacted at the meeting of which there is an adjournment. Additional business may also be transacted if proper notice shall have been given.

(3.4) Chairman; Lead Independent Director.

(a) At all meetings of the Board, the Chairman of the Board, if any and if present, shall preside and, if there shall be no Chairman, or he shall be absent, then the lead independent director, if any and if present, shall preside, and in his absence, a chairman chosen by the directors then present shall preside.

(b) The Board shall select a lead independent director if at any time the Chairman shall be an executive officer of the Corporation or for any other reason shall not be an independent director. The lead independent director shall (i) preside at all meetings of the Board at which the Chairman of the Board is not present, at all meetings of the independent directors and at all executive sessions of the independent directors, (ii) have a reasonable opportunity to review and comment on Board meeting agendas, (iii) serve as a liaison between the Chairman of the Board and the other members of the Board, (iv) have the authority to call special meetings of the Board and of the independent directors, and (v) perform such other duties as the Board may from time to time delegate.

(3.5) Quorum and Adjournments.

(a) At all meetings of the Board, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate, or by these By-Laws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

(3.6) Manner of Acting.

(a) At all meetings of the Board, or any committee thereof, each director present shall have one vote, irrespective of the number of shares of the Corporation’s capital stock, if any, he may hold.

(b) Except as otherwise provided by statute, by the Certificate, or by these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

(c) Where appropriate communication facilities are reasonably available, any or all directors shall have the right to participate in any Board meeting, or committee meeting, by means of a conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other, and such participation shall constitute presence in person at any such meeting.

(3.7) Compensation. The Board is authorized to make provision for reasonable compensation to its members for their services as directors and to fix the basis and conditions upon which this compensation shall be paid. Any director may also serve the Corporation in any other capacity and receive compensation therefor in any form.

(3.8) Contracts.

(a) No contract or other transaction between this Corporation and any other corporation or entity shall be impaired, affected or invalidated nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation or other entity, provided that such material facts are disclosed or made known to the Board.

(b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board, and provided that the Board shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such interested director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such interested director or directors may be counted in determining the presence of a quorum at such meeting. This Section 3.8 shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

(3.9) Committees. The Board, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive, audit, nominating, corporate governance or compensation committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more directors (or such lesser number as is permitted by the rules of the stock exchange or over-the-counter market on which the Corporation’s stock is then traded), with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board. At all meetings of a committee, the presence of a majority of the members of the committee shall be necessary to constitute a quorum for the transaction of business, except as otherwise provided by said resolution or by these By-Laws. Participation of any one or more members of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at any such meeting. Any action authorized in writing by all of the members of a committee entitled to vote thereon and filed with the minutes of the committee shall be the act of the committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the committee.

(3.10) Regulations. The Board may adopt rules and regulations not inconsistent with law, the Certificate or these By-Laws, for the conduct of its meetings and the management of all aspects of the affairs of the Corporation.

(3.11) Reliance on Books and Records. A member of the Board or of any committee thereof designated by the Board as provided in these By-Laws, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board or by any such committee, or in relying in good faith upon other records of the Corporation.

ARTICLE 4 - SHARES AND CERTIFICATES

(4.1) Form of Certificates. Certificates representing shares of capital stock of the Corporation shall be in the form determined by the Board. All certificates issued shall be consecutively numbered or otherwise appropriately identified.

(4.2) Share Transfer Ledger. There shall be kept a share transfer ledger in which shall be entered full and accurate records including the names and addresses of all shareholders, the number of shares issued to each shareholder and the dates of issuance. All transfers of shares shall be promptly reflected in the share transfer ledger. Unless otherwise directed by the Board, the share transfer ledger shall be kept at the principal office of the Corporation and any shareholder of the Corporation is entitled to inspect such list under the Business Corporation Law of New York.

(4.3) Transfer of Shares. Upon (a) receipt of the certificate representing the shares to be transferred, either duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, (b) payment of any required transfer taxes, and (c) payment of any reasonable charge the Board may have established, the surrendered certificate shall be canceled and a new certificate or certificates shall be issued to the person(s) entitled to it.

(4.4) Replacement Certificates. Replacement certificates will be issued at the request of the shareholder upon payment of any reasonable charge the Board may have established. In case of a lost, mislaid, destroyed or mutilated certificate, proof of the facts, by affidavit or otherwise, may also be required, as may be a bond or other proper indemnification for the Corporation and its agents.

(4.5) Record Owner to be Treated as Owner. Unless otherwise directed by a court of competent jurisdiction, the Corporation shall treat the holder of record of any share as the holder in fact and accordingly shall not recognize any equitable or other claim to or interest in the shares on the part of any other persons, whether or not it shall have express or other notice of it.

ARTICLE 5 – SHAREHOLDER MEETINGS

(5.1) Annual Meetings. The Corporation shall hold an annual meeting of shareholders no later than one year after the end of its fiscal year.

(5.2) Notice of Meetings. Written notice of each meeting of shareholders, stating the place, date and hour thereof, and, in the case of a special meeting, specifying the purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat not less than ten (10) days nor more than sixty (60) days prior to the meeting, except that where the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty (20) days nor more than sixty (60) days prior to such meeting. If a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof was announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

(5.3) Special Meetings. A special meeting of the shareholders may be called by any two or more directors, the Chairman or Chief Executive Officer, or the holders of no less than 10% of all the outstanding shares of the Corporation’s capital stock entitled to vote at the meeting.

(5.4) Adjourned Meetings. Whether or not a quorum is present, a majority in voting power of the shareholders present in person or by proxy and entitled to vote may adjourn any meeting to a time and place as they shall decide. Notice of any adjourned meeting need not be given. At any adjourned meeting, whether adjourned once or more, any business may be transacted that might have been transacted at the meeting of which it is an adjournment. Additional business may also be transacted if proper notice shall have been given.

(5.5) Organization. The Chairman of the Board shall be the chairman of the meeting. The Secretary shall be secretary of the meeting. If the Chairman is not present, the Chief Executive Officer shall preside at the meeting. If none of such persons are present, then the shareholders shall choose a chairman of the meeting. If neither the Secretary nor any assistant secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

(5.6) Quorum.

(a) Except as otherwise provided herein, or by statute, or in the Certificate, at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record thirty-five percent (35%) of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

(5.7) Voting.

(a) Except as otherwise provided by the Certificate or in these By-Laws, all elections of directors at any meeting of shareholders shall be determined by a majority of the votes cast in such election, and any other corporate action to be taken by vote of the shareholders at a meeting of shareholders shall be authorized by a majority of the votes cast for each proposal by the holders of record of the shares present and entitled to vote thereon.

(b) Except as otherwise provided by the Certificate, at each meeting of shareholders, each holder of record of capital stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of capital stock registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d) Subject to Section 5.11, any resolution in writing, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorized or take such action at a meeting at which all shares entitled to vote thereon were present and voted, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed at a duly called meeting of shareholders and such resolution so signed shall be included in the minutes of the Corporation.

(e) There shall be one or more inspectors at any shareholders meeting, appointed by the Board to act at any such meeting or any adjournment and make a written report thereof. The Board may appoint an alternate inspector or inspectors to replace any inspector who fails to perform his job in a satisfactory way. If no alternate inspector has been appointed and the person or persons appointed as inspector is unable to act at a shareholders meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

(f) The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at a shareholders meeting shall be announced by the person presiding at the meeting at the beginning of the meeting and, if no such opening and closing date and time is announced, the polls shall close at the end of the meeting, including any adjournment thereof. No ballots, proxies or consents, not any revocation thereof or changes thereto shall be accepted by the inspectors after the closing of the polls unless the New York Supreme Court at a special term held within the judicial district where the Corporation’s office is located upon application by a shareholder of the Corporation, shall determine otherwise.

(5.8) Advance Notice of Business to be Brought Before a Meeting.

(a) At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, nomination of persons for election to the Board must be made in accordance with the procedures set forth in Section 5.9. To be properly brought before a meeting, business other than nominations of persons for election to the Board must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before an annual meeting by a shareholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) (A) both at the time the notice provided for in this Section 5.8 is delivered to the Secretary of the Corporation and at the time of the meeting, (B) who is entitled to vote at the meeting, and (C) who otherwise complies with this Section 5.8. Shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the persons calling the meeting pursuant to Section 5.3. For any proposed business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) above of this paragraph, the proposed business must constitute a proper matter for shareholder action under the Business Corporation Law of New York and the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and must provide any updates or supplements to such notice at the times and in the forms required by this Section 5.8. To be timely, a shareholder’s notice of a proposal to be presented at an annual meeting must be received at the Corporation’s principal executive office addressed to the attention of the Secretary of the Corporation not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days in advance of the date of the one- year anniversary of the Corporation’s previous year’s annual meeting of shareholders. However, if no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, such notice by the shareholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the ninetieth (90th) calendar day prior to such annual meeting or, if later, the tenth (10th) calendar day following the day on which public disclosure (as defined below) of the date of the meeting was first made. In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. A shareholder’s notice to the Secretary of the Corporation shall set forth (i) as to each matter the shareholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and the language of any proposed amendment to the By-Laws of the Corporation), and the reasons for conducting such business at the annual meeting, and (ii) as to such shareholder, the Shareholder Information (as defined below).

(b) “Shareholder Information” with respect to a shareholder means, collectively, (i) the name and address, as they appear on the Corporation’s books, of such shareholder and the name and address of the beneficial owner, if any, on whose behalf a proposal of business or action, or nomination for election of directors, as applicable, is made, (ii) the class, series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a representation that such shareholder will notify the Corporation in writing of the class and number of such shares owned beneficially and of record by such shareholder and such beneficial owner as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) any option, warrant, convertible security, stock appreciation right, derivative, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value or volatility of any class or series or shares of the Corporation, whether or not such instrument or right shall convey any voting rights in such shares or shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect opportunity of such shareholder or beneficial owner to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation and a representation that such shareholder will notify the Corporation in writing of any such Derivative Instrument or other direct or indirect opportunity to profit or share in any profit in effect as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (v) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of any security of the Corporation, (vi) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (vii) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments or other direct or indirect opportunity to profit or share in any profit held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (viii) any performance related fees (other than an asset based fee) that such shareholder or beneficial owner is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Derivative Instruments or other direct or indirect opportunity to profit or share in any profit, if any, (ix) a description of any agreement, arrangement or understanding with respect to the proposal of business or action or nomination, as applicable, between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, and a representation that such shareholder will notify the Corporation in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (x) a description of any material interest of such shareholder and such beneficial owner, if any, on whose behalf the proposal is made in such business or action, as applicable, and of any material benefit that such shareholder and such beneficial owner, if any, on whose behalf the proposal is made expects or intends to derive from such business or action, as applicable, (xi) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, or nomination, as applicable, or a representation that such shareholder is a holder of record of stock of the Corporation entitled to consent to corporate action in writing without a meeting, as applicable, (xii) a representation whether such shareholder or such beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy (or consent, as applicable) to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal, or elect the nominee, as applicable, and/or (2) otherwise to solicit proxies (or consents, as applicable) from shareholders in support of such proposal, or nomination, as applicable, and (xiii) any other information that is required to be provided by such shareholder pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), in such shareholder’s capacity as a proponent of a shareholder proposal or nomination, as applicable.

(c) A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5.8 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(d) Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 5.8, and no nominations shall be considered at an annual or special meeting of shareholders except in accordance with the procedures set forth in Section 5.9 below; provided, however, that the foregoing notice requirements of this Section 5.8 shall be deemed satisfied by a shareholder with respect to business other than a nomination if the shareholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(e) Except as otherwise provided by law, the Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5.8, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the provisions of this Section 5.8, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting of shareholders of the Corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such proposed business may have been received by the Corporation. For purposes of this Section 5.8, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager, partner or trustee of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(f) Notwithstanding the provisions of this Section 5.8 or Section 5.9, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 5.8 and Section 5.9; provided, however, that any references in these By-Laws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 5.8 or Section 5.9, and compliance with this Section 5.8 and Section 5.9 shall be the exclusive means for a shareholder to make nominations or submit other business (other than, as provided in Section 5.8(d) above, matters brought properly under and in compliance with Rule 14a-8 under the Exchange Act). Nothing in this Section 5.8 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.

(g) For purposes of these By-Laws, (i) “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and (ii) the terms “affiliate” and “associate” shall have the respective meanings given to such terms in Rule 12b-2 under the Exchange Act.

(5.9) Advance Notice of Nomination for Election of Directors at a Meeting.

(a) Subject to the rights of holders of any Preferred Stock then outstanding, and in addition to the rights of shareholders provided below in Section 5.11, nominations for the election of directors may be made by the Board or a committee authorized to do so by the Board, or by any shareholder of the Corporation who was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) (i) both at the time the notice provided for in this Section 5.9 is delivered to the Secretary of the Corporation and at the time of the meeting, (ii) who is entitled to vote for the election of directors at the applicable meeting and (iii) who otherwise complies with this Section 5.9. However, any shareholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if timely notice of such shareholder’s intent to make such nomination or nominations has been given in proper written form to the Secretary of the Corporation and any updates or supplements to such notice have been provided at the times and in the forms required by this Section 5.9. To be timely, a shareholder notice of a nomination for a director to be elected at an annual meeting must be received at the Corporation’s principal executive office addressed to the attention of the Secretary of the Corporation not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days in advance of the date of the one-year anniversary of the Corporation’s previous year’s annual meeting of shareholders. However, if no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, such notice by the shareholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the ninetieth (90th) calendar day prior to such annual meeting or, if later, the tenth (10th) calendar day following the day on which public disclosure of the date of the meeting was first made. In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(b) Such shareholder’s notice to the Secretary of the Corporation shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class, series and number of shares of capital stock of the Corporation that are owned beneficially and of record by the person, (D) a statement as to the person’s citizenship, (E) the completed and signed representation and agreement described in Section 5.9(d), (F) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and the person, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the person were a director or executive officer of such registrant, (G) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act, and (H) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (ii) as to such shareholder, the Shareholder Information (other than clause (x) thereof). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation, including information that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.

(c) A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5.9 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(d) To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 5.9) to the Secretary of the Corporation at the principal executive office of the Corporation a written questionnaire with respect to the background, qualification and independence of such person (which questionnaire shall be provided by the Secretary of the Corporation upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(e) Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or any committee thereof or (ii) provided that the Board has determined that directors shall be elected at such special meeting, by any shareholder of the Corporation who was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) (A) both at the time the notice provided for in this Section 5.9 is delivered to the Secretary of the Corporation and at the time of the meeting, (B) who is entitled to vote at the meeting and upon such election, and (C) who otherwise complies with this Section 5.9. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by this Section 5.9 shall be received at the Corporation’s principal executive office addressed to the attention of the Secretary of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to such special meeting or the tenth (10th) calendar day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(f) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. In connection with any annual meeting of the shareholders (or, if and as applicable, any special meeting of the shareholders), the Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 5.9, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 5.9, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager, partner or trustee of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(g) In addition to the requirements of this Section 5.9, with respect to any nomination proposed to be made at a meeting, each shareholder nominating one or more persons for election to the Board shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(5.10) Shareholder List. The Secretary of the Corporation shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of shareholders, a complete list of the shareholders, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this subsection or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

(5.11) Shareholder Action by Written Consent.

(a) Request for Record Date. The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section 5.11. Any person seeking to have the shareholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Corporation and delivered to the Corporation and signed by a shareholder of record, request that a record date be fixed for such purpose. Such person shall be a shareholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such action is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) (i) both at the time the notice is delivered to the Secretary of the Corporation and as of the record date, (ii) who is entitled to consent to corporate action in writing without a meeting and (iii) who otherwise complies with this Section 5.11. The proposed action must constitute a proper matter for shareholder action under the Business Corporation Law of New York. The written notice must contain the information set forth in paragraph (b) of this Section 5.11, and updates or supplements to such notice must be provided at the times and in the forms required by paragraph (b) of this Section 5.11. Following receipt of the notice, the Board shall have ten (10) calendar days to determine the validity of the request, and if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than twenty (20) calendar days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board fails within ten (10) calendar days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in paragraph (d) of this Section 5.11; except that, if prior action by the Board is required under the provisions of New York law, the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(b) Notice Requirements. Any shareholder’s notice required by paragraph (a) of this Section 5.11 must describe the action that the shareholder proposes to take by consent. For each such proposal other than nominations for the election of directors, every notice by a shareholder must set forth (i) as to each action that the shareholder proposes to take by consent, a brief description of the action that the shareholder proposes to take by consent, (ii) the text of the proposal (including the text of any resolutions to be effected by consent and the language of any proposed amendment to the By-Laws of the Corporation), (iii) the reasons for soliciting consents for the proposal, and (iv) as to such shareholder, the Shareholder Information.

A shareholder seeking to have the shareholders authorize or take corporate action by written consent without a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5.11 shall be true and correct as of the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after such record date (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the date the consent solicitation is commenced).

Notwithstanding anything in these By-Laws to the contrary, no action may be taken by the shareholders by written consent without a meeting except in accordance with this Section 5.11. If the Board shall determine that any request to fix a record date or to take shareholder action by written consent without a meeting was not properly made in accordance with the provisions of this Section 5.11, or the shareholder or shareholders seeking to take such action do not otherwise comply with the provisions of this Section 5.11, including paragraph (b) of this Section 5.11, then the Board shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 5.11 with respect to shareholders seeking to take an action by written consent without a meeting, each person seeking to have the shareholders authorize or take corporate action by written consent without a meeting shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

(c) Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (d) as a “Consent”) must bear the date of signature of each shareholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) calendar days of the earliest dated Consent delivered in the manner required by this Section 5.11, Consents signed by a sufficient number of shareholders to take such action are so delivered to the Corporation.

(d) Delivery of Consent. Consent must be delivered to the Corporation by delivery to its principal executive office. Delivery must be made by hand or by certified or registered mail, return receipt requested.

In the event of the delivery to the Corporation of Consents, the Secretary of the Corporation, or such other officer of the Corporation as the Board may designate, shall provide for the safekeeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by shareholder consent as the Secretary of the Corporation, or such other officer of the Corporation as the Board may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that the Secretary of the Corporation, or such other officer of the Corporation as the Board may designate, as the case may be, may alternatively designate one or more persons, who shall not be members of the Board, to serve as inspectors (“Inspectors”) with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Corporation, or such other officer of the Corporation as the Board may designate, as the case may be, under this Section 5.11. If after such investigation the Secretary of the Corporation, such other officer of the Corporation as the Board may designate, or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of shareholders, and the Consents shall be filed in such records.

In conducting the investigation required by this Section 5.11, the Secretary of the Corporation, such other officer of the Corporation as the Board may designate, or the Inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as such person or persons may deem necessary or appropriate and shall be fully protected in relying in good faith upon the advice of such counsel or advisors.

(e) Effectiveness of Consent. No action by written consent without a meeting shall be effective until such date as the Secretary of the Corporation, such other officer of the Corporation as the Board may designate, or the Inspectors, as applicable, certify to the Corporation that the consents delivered to the Corporation in accordance with paragraph (d) of this Section 5.11 represent at least the minimum number of votes that would be necessary to take the corporate action.

(f) Challenge to Validity of Consent. Nothing contained in this Section 5.11 shall in any way be construed to suggest or imply that the Board or any shareholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Secretary of the Corporation, such other officer of the Corporation as the Board may designate, or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

ARTICLE 6 - OFFICERS

(6.1) Descriptions; Election; Term of Office.

(a) The officers of the Corporation may consist of a Chief Executive Officer, a President, a Chief Operating Officer, and a Chief Financial Officer (the aforementioned collectively hereinafter referred to as the “Executive Officers”), a Secretary, a Treasurer, and such other officers, including, but not limited to, a Chairman of the Board, and one or more Vice Presidents, as the Board may from time to time deem advisable. Any officer of the Corporation may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

(b) Executive Officers of the Corporation shall be elected and appointed by the Board at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each Executive Officer shall hold office until the annual meeting of the Board next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

(6.2) Resignation. Any officer may resign at any time by giving written notice of such resignation to the Board or Chief Executive Officer of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board or Chief Executive Officer, and the acceptance of such resignation shall not be necessary to make it effective.

(6.3) Removal. Any officer may be removed by the Board, with or without cause, and a successor elected by the Board at any time, by resolution passed by a majority of the members of the entire Board, unless such officer has an agreement with the Corporation which states specific requirements for removal of such officer.

(6.4) Vacancies. A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board, by resolution passed by a majority of the members of the entire Board.

(6.5) Continuation in Office. Unless otherwise provided by the Board, each Executive Officer, and other officers of the Corporation who serve at the pleasure of the Board, shall serve until death, incapacity, resignation or removal by the Board. Any resignation or removal shall be without prejudice to any contractual rights of the Corporation or the officer.

(6.6) Duties in General. Subject to these By-Laws, the authority and duties of all officers shall be determined by, or in the manner prescribed by, the Board. Except as may be specifically restricted by the Board, any officer may delegate any of his authority and duties to any subordinate officer.

(6.7) Duties of Chief Executive Officer. The Chief Executive Officer (CEO), or in the absence of a Chief Executive Officer, the Chief Operating Officer (COO), shall be the principal executive officer of the Corporation and, subject to the control of the Board, shall in general supervise and control all of the day-to-day business and affairs of the Corporation. The CEO may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments that the Board has authorized to be executed, except in cases where the signing and execution shall be expressly delegated by the Board, the CEO, or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of CEO and such other duties as may be prescribed by the Board from time to time.

(6.8) Duties of President; Vice Presidents. The President, or in the absence or incapacity of the President, a Vice President or Vice Presidents designated by the CEO or the President, shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The President shall oversee all the day-to-day operations of the Corporation’s business and its subsidiaries and shall report to the CEO. The Corporation’s Vice President & General Counsel, charged with the oversight of the Corporation’s legal matters, shall report to the CEO. Each of the Corporation’s other Vice Presidents, and the heads of each of the Corporation’s other subsidiaries, shall perform the duties assigned to them by the CEO, COO or President, as applicable, and shall report to the Executive Officer designated by the CEO.

(6.9) Duties of Secretary. The Secretary shall record the minutes of the shareholders and Board meetings, see that all notices are duly given in accordance with the provisions of these By-Laws or as otherwise required, be custodian of the corporate records and of the seal of the Corporation (if any), keep a register of the post office addresses of each shareholder, have general charge of the share transfer books of the Corporation, and in general perform all duties incident to the office of Secretary and other duties as may be assigned by the CEO or the Board.

(6.10) Duties of Chief Financial Officer and Treasurer. The Corporation’s Chief Financial Officer (CFO), who shall also serve as the Corporation’s Treasurer, shall be charged with the oversight of the Corporation’s fiscal operations and financial reporting. The CFO shall have charge and custody of and be responsible for all funds and securities of the Corporation and its subsidiaries, shall receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in the banks, trust companies or other depositories as shall be selected in accordance with these By-Laws, and in general perform all the duties incident to the office of CFO and Treasurer and such other duties as may be assigned by the CEO. The CFO shall report directly to the CEO and the Board.

(6.11) Shares of Other Corporations. Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholder meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the appropriate Executive Officer, or his authorized designee.

ARTICLE 7 - DIVIDENDS

(7.1) Dividends. Subject to applicable law and the Certificate, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board may determine, provided, however, that the Corporation is not insolvent when such dividend is paid or rendered insolvent by the payment of such dividend.

ARTICLE 8 - FISCAL YEAR

(8.1) Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board from time to time, subject to applicable law.

ARTICLE 9 - CORPORATE SEAL

(9.1) Form. The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board.

(9.2) Use. The seal, if any, may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon an adhesive substance annexed. The seal on certificates for shares or other documents may be a facsimile, engraved or imprinted.

ARTICLE 10 – INDEMNIFICATION OF DIRECTORS AND OFFICERS

(10.1) Indemnification of Directors and Officers. Except to the extent expressly prohibited by the Business Corporation Law of New York, the Corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Corporation, or serves or served at the request of the Corporation, any other Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgment, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other non-adjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition.

The Corporation may advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorneys’ fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

Nothing herein shall limit or affect any right of any person otherwise than hereunder to indemnification or expenses, including attorneys’ fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

Anything in these By-Laws to the contrary notwithstanding, no elimination of these By-Laws, and no amendment of these By-Laws adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person or such action, and no elimination of or amendment to these By-Laws shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

The Corporation shall not, except by elimination or amendment of this by law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of these By-Laws. The indemnification of any person provided by these By-Laws shall continue after such person has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of such person’s heirs, executors, administrators and legal representatives.

The Corporation is authorized to enter into agreements with any of its directors, officers or employees extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to these By-Laws, it being expressly recognized hereby that all directors, officers and employees of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is stopped to contend otherwise.

In case any provision in these By-Laws shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors, officers and employees, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

For purposes of these By-Laws, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of these By-Laws, the term “Corporation” shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions.

(10.2) Insurance For Indemnification of Directors and Officers. The Corporation shall have the power to purchase and maintain insurance for its directors and officers subject to the provisions of Section 726 of the Business Corporation Law of New York.

ARTICLE 11 - AMENDMENTS

(11.1) By Directors. The Board shall have power to make, adopt, alter, amend and repeal, from time to time, the By-Laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in Article 10 above-provided may alter, amend or repeal the By-Laws made by the Board, except that the Board shall have no power to change the quorum for meetings of shareholders or of the Board, or to change any provisions of the By-Laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any By-Laws regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors, the By-Laws so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE 12 –WAIVER OF NOTICE

(12.1) Shareholders. Whenever any notice is required to be given by law, the Certificate or these By-Laws to the shareholders of the Corporation of a meeting of shareholders, a written waiver of notice submitted to the Corporation before or after the meeting or the attendance at the meeting by any shareholder, shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the lack of notice thereof, prior to the conclusion of the meeting.

(12.2) Directors. Whenever any notice is required to be given by law, the Certificate or these By-Laws to the directors of the Corporation of a special meeting of the Board, a written waiver of notice submitted to the Corporation before or after the meeting or the attendance at the meeting by any director, shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting the lack of notice thereof, prior to the commencement of the meeting.

ADOPTED BY THE BOARD OF DIRECTORS OF THE CORPORATION AND EFFECTIVE AS OF APRIL 26, 2019.